                            LEASE AGREEMENT

THIS LEASE is made and entered into this 15th of February, 1996, by and between HANS L. LENGERS LLC of Fort Mill, South Carolina ("Landlord"), and SPEIZMAN INDUSTRIES, INC. of Charlotte, North Carolina ("Tenants").

                              STATEMENT OF PURPOSE

Landlord is the owner of certain real property and the buildings and other improvements thereon located in Rock Hill, South Carolina; which real property is more particularly described as Aragon Mills (the "Property"), including the building complex containing approximately 208,000 square feet located on the Property (the "Building"). Tenant desires to lease, and Landlord has agreed to lease to Tenant certain premises (hereinafter more particularly described) within the Building, and the parties are entering into this Lease Agreement in order to document their respective understanding and obligations in respect to such Lease.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto stipulate, covenant and agree as follows:

1.  Demised Premises.

    Subject to the conditions hereinafter set forth, Landlord hereby leases and demises unto Tenant, and Tenant hereby takes and hires from Landlord 42,550 square feet in the Building, (hereinafter the "Demised Premises"). (Space formerly occupied by Winthrop Trading.)

2.  Term.
    The initial Lease term shall be one (1) years and commence on February 15th, 1996 ("Commencement Date"). The Lease term shall then revert to a month to month basis.

3.  Use of Demised Premises.

    Tenant shall be entitled to use the Demised Premises only for warehousing and storage and for no other purpose without the consent of Landlord, which shall not be unreasonably withheld. Tenant shall not permit the use of the Demised Premises in any manner which shall be unlawful; or shall constitute a nuisance; or shall constitute a hazard which endangers any person or property, Building or the Property; or shall violate any deed restrictions on the Property. Tenant shall comply with all applicable laws, ordinances, orders and regulations prescribed by lawful authority relating to the Property, the Building, the Demised Premises or Tenant's business including, but not limited to, those concerning cleanliness, safety, occupancy and use thereof.

4.  Rental and Taxes.

    4.01  Base Rental.

          First month's rent will be prorated for 1/2 month and due effective February 15th, 1996 based upon $3300.00 per month and thereafter for the balance of first year, until lease expires. Rent will be paid in advance or on the first day of each and every calendar month. Rent to include taxes, insurance and CAM.

    4.02  Method of Payment.

          The rental payments due hereunder shall be paid by Tenant to Landlord in lawful money of the United States at the address stipulated in
          Section 19 below, or at such other place as Landlord may, from time to time designate in writing.

5.  Tenant's Taxes and Fees.

    5.01  In General.

          Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against Tenant's personal property or trade fixtures installed or located in or on the Demised Premises (or elsewhere in the Building). On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

    5.02  Increased Taxes.

          Tenant agrees to pay Landlord, as additional rent, Tenant's proportionate share of any and all increases in the real property taxes, assessments or other charges levied against or upon the Property and improvements, of which the Demised Premises are a part, which are over and above the base year (which is the amount of taxes and assessments, levied against the Land and the improvements of which the Demised Premises are a part which are assessable for the calendar year 1995), whether such increase results from a higher tax rate or an increase in the assessed valuation of Property or Building of which the Demised Premises are a part, or both. For purposes of this Lease, Tenant's proportionate share of any such tax increase shall bear the same ratio to the total tax increase that the square feet are of the Demised Premises (i.e., 42,500 square feet) bears to the total leasable square foot area of the Building (i.e., 208,000 square feet). Such additional rent shall be paid by Tenant to Landlord within thirty (30) days after Landlord furnishes Tenant with evidence of such tax increase and of Landlord's payment thereof, calculation of increased taxes to exclude any prior abatement that applied to 1995 taxes.

6.  Utilities.

    6.01  Heat and Air Conditioning.

          Tenant shall be responsible, at its sole cost and expense, for the installation and/or maintenance of any heating and/or air conditioning units (and any related ductwork, wiring, etc.) which it may desire, and for the payment of any charges related to its use of such units (including, without limitation, electricity or gas). No heating or air conditioning units (or any ductwork, wiring, etc.) may be installed, removed, or in any way altered without

          Landlord's prior written approval. It specifically is understood that Landlord shall have no responsibility to provide, maintain, operate, or repair any heating or air conditioning system.

    6.02  Telephone.

          Tenant shall pay for all costs associated with the installation and use of telephones and similar equipment in or from the Demised Premises.

    6.03  Tenant's Commercial Water and Sewer.

          Tenant shall pay for all water and sewer charges and costs incurred in connection with Tenant's own commercial operations (including any water or sewer usage attributable to any air conditioning equipment installed by Tenant.)

    6.04  Electricity.

          A totally separate meter is installed for Tenant so that Tenant is billed directly for all its electricity, and Tenant shall pay and be responsible for all charges in connection with its use of electricity in the Demised Premises or elsewhere on the Property.

    6.05  Guard Service and Security.

          It is understood that Landlord does not intend to provide any guard service or other security service for the Building or Property. If Landlord (in its reasonable discretion) and a majority of the Tenants occupying the entire premises deem such guard service or other security measures to be necessary at any time, Tenant agrees to pay, as additional rental to Landlord, its proportionate share of the cost of any such guard service or other security measure. Such proportionate share to be determined based on the ratio that the square foot area of the Demised Premises bears to the total leasable square foot area of the Building.

    6.06  Licensing.

          Tenant shall be responsible to obtain its occupancy permits and/or business licenses from the City of Rock Hill.

7. Common Areas.

    7.01  Common Areas Controlled by Landlord.

          The term "Common Areas", as used in this Lease, shall mean all facilities furnished in the Building and on the Property which are designated by Landlord for the general use, in common, of occupants of the Building, including Tenant, which facilities shall include, but are not limited to, the parking areas, streets, sidewalks, walkways, roadways, elevators, stairways, common halls, ramps, landscaped areas and other similar facilities. All Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time-to-time, to change the area, level, location and arrangement of Common Areas; to restrict parking by tenants and their employees to employee parking area; to do such things as, in Landlord's reasonable discretion, may be necessary regarding such facilities; and to make all rules and regulations pertaining to the operation and maintenance of the Common Areas. Except as herewith specifically provided, Tenant shall have no right or interest in the Common Areas and related facilities.

    7.02  Loading Dock and Elevators.

          Tenant shall have access to the loading dock located adjacent to the Building (or to a portion thereof, as designated by Landlord), subject to all rules and regulations of the Landlord pertaining thereto.

8.  Maintenance, Repairs, and Alterations.

    The following provisions shall govern the responsibilities and obligations of Landlord and Tenant in respect to the repair, maintenance and alteration of the Demised Premises and the Building.

    8.01  Landlord's Obligations.

          Landlord shall be responsible for maintaining the roof, exterior walls and structural components of the Building and all Common
          Areas in as good condition as at the Commencement Date, normal wear and tear excepted; provided that Tenant shall be responsible for any damage to the foregoing items which are caused by the negligence of the Tenant or Tenant's agents, employees, licensees or invitees.

    8.02  Tenant's Obligations.

          Tenant shall be responsible for all maintenance and repair of the Demised Premises, except as is specifically made the responsibility of the Landlord in this Lease.

    8.03  Alterations or Other Structural Changes.

          Tenant shall not make any alterations, improvements, or structural changes to the Demised Premises without first submitting to Landlord, for Landlord's approval, plans and specifications relating to any such improvements, alterations and structural changes. Landlord's consent to such changes, improvements and alterations will not be unreasonably withheld. Upon the expiration of the term of this Lease, all such Tenant improvements, structural changes and alterations shall become the property of Landlord. Notwithstanding the foregoing, during the term of this Lease, Tenant shall be entitled, without the prior written consent of Landlord, to install trade fixtures, and upon the expiration of the term of this Lease and any renewals hereof, provided that Tenant is not then in default, Tenant may remove any trade fixture so installed at its own expense, provided that Tenant shall pay Landlord for any damage to the Demised premises or the Building resulting from such removal.

    8.04  Cleanliness.

          Tenant shall be solely responsible for keeping the Demised Premises and Common related Areas within the Building in a clean, neat and orderly condition. Landlord reserves the right to inspect the condition of the Common Areas within the Building from time-to-time, and if Landlord (in its sole discretion) deems the condition of such Common Areas to be other than clean, neat and orderly then Landlord shall have the power to engage a janitorial or related type of service and in such event Tenant shall reimburse Landlord
          (as additional rental) its proportionate share of all costs thereof. Outside trash from Tenant's activities needs to be removed by Tenant.

    8.05  Condition of Demised Premises.

          Tenant acknowledges that Landlord has made no warranties or representations as to the condition of the Demised Premises or Building, or as to their suitability for Tenant's intended use.

9.  Insurance.

    9.01  In General.

          During the term of this Lease, Landlord shall insure the Building against loss or damage resulting from fire or other casualty; provided that Tenant shall be responsible for insuring its own trade fixtures, equipment and personal property, which is located on or in the Demised Premises or Building or elsewhere on the Property.

    9.02  Rate Increase Due to Tenant.

          Tenant agrees to pay, as additional rent, the amount of any increase in the standard insurance rates on the Building occasioned by the occupancy and use of the Demised Premises or Building by Tenant and/or any proportionate increase in the basic premiums, within 30 days of notice.

    9.03  Liability Insurance.

          During the term of this Lease and all renewal terms, Tenant shall maintain, at its own expense, insurance covering claims for public liability, personal injury, death and property damage under a policy of general liability insurance, with limits of not less than Three Hundred Thousand Dollars per person and One Million Dollars per occurrence and property damage insurance of not less than One Hundred Thousand Dollars; provided that Landlord reserves the right to require Tenant to increase the foregoing insurance coverage from time-to-time during the term of this Lease, as may be reasonable under the circumstances. Such insurance shall insure against all liability of Tenant arising out of, or in connection with Tenant's use or occupancy of the Demised Premises, Building, Common Areas and the Property. Landlord shall be named an additional insured under all such policies. Tenant shall provide Landlord, on the Commencement Date, with a certificate from Tenant's insurance carrier indicating that such insurance is in full force and effect and agreeing to give Landlord ten (10) days written notice prior to the cancellations or reduction in coverage of such insurance.

10. Subrogation.

    10.01 In General.

          All insurance policies required hereunder shall, if possible, contain a waiver of subrogation provision under the terms of which the insurance carrier waives all of its rights to proceed against Landlord.

    10.02 Mutual Releases.

          Landlord and Tenant each release the other and their respective representatives from any claims by them or any one claiming through or under them by way of subrogation or otherwise for damage to any person or to the Demised Premises (or to the Building, Common Areas or the Property) and to the fixtures, personal property, improvements and alterations in or on the Demised
          Premises (or the Building, Common Areas or the Property) that is caused by or results from risks insured against under any insurance policy carried by them and required by this Lease; provided, however, that such releases shall be effective only if and to the extent that the same do not diminish or adversely affect the coverage under such insurance policies.

11. Indemnity.

    Tenant and Landlord shall hold each other harmless and indemnify each other for any and all liability, claim, damage, expenses including attorney fees and loss sustained or claimed to have been sustained by and person or persons in, upon, or about the Demised Premises, Building, Common Areas or the Property caused by or claimed to be caused by any negligent, unlawful or willful act or omission of the Other Party, their employees, representatives, agents, invitees or licensees, or from their failure to perform any obligation imposed on it by law or by the provisions of this Lease.

12. Fire and Other Casualty.

    12.01 In General.

          Except as otherwise specifically provided in this Section, Landlord shall not be required to replace or rebuild the Demised Premises or Building in the event of destruction or damage thereto resulting from fire or other casualty; provided, however, that if during the term of this Lease the Demised Premises are partially damaged by fire or other casualty and, if (in Landlord's opinion), as a result of such fire or other casualty the Demised Premises are not rendered materially unsuitable for Tenant's intended use, Landlord shall have the following options:

          (a) To repair the damage to the Demised Premises at its own expense as quickly as is reasonably possible after the occurrence of such damage, in which event there shall be an equitable abatement of rent proportionate to that part of the Demised Premises which is fairly and equitably deemed by the Parties to be materially unsuitable for Tenant's intended use.

          (b) To terminate this Lease as of the date of the damage or destruction; provided, however, that Landlord shall not be entitled to terminate this Lease and shall repair or restore the Demised Premises if the cost of restoration or repair is less than Twenty Five Thousand Dollars. Landlord shall notify Tenant within thirty (30) days from the date of such damage of Landlord's election to repair the Demised Premises or to terminate this Lease.

   12.02  Total or Extensive Destruction.

          In the event that Landlord deems that the Demised Premises or Building is totally destroyed by fire or other casualty, or that such damage or destruction is so extensive as to render the Demised Premises or Building unfit for occupancy or for the conduct of Tenant's business, Landlord shall have the following options, exercisable within thirty (30) days from the date of such damage or destruction:

          (a) To terminate this Lease, if the cost of repairing and restoring the damage exceeds Twenty Five Thousand Dollars; or

          (b) To give Tenant notice of its election to repair and restore the Demised Premises and the time period during which such restoration shall take place.

          In the event Landlord gives Tenant notice of its election to restore or rebuild the Demised Premises and, if the time period required for such rebuilding or restoration shall exceed ninety
          (90) days from the date of such notice, Tenant shall be entitled, for a period of ten (10) days from the date of Landlord's notice, to either terminate this Lease or to continue the same upon the restoration and rebuilding of the property as set forth in Landlord's notice. In the event the Lease is continued during the restoration and rebuilding of the Demised Premises, there shall be an equitable abatement of rent.

13. Eminent Domain.

    In the event the whole of the Demised Premises or Building (or such a material part thereof that the Demised Premises, or any other comparable space in the Building, which Landlord then makes available to Tenant, are rendered materially unsuitable for Tenant's intended use) shall be taken by any public authority under the power of eminent domain or like power, this Lease shall terminate as of the date the possession thereof shall be required to be delivered to the appropriate authority. In the event of only a partial taking under such power, which does not materially render the Demised Premises unsuitable for Tenant's use thereof, this Lease shall not terminate, but there shall be an equitable abatement of rent proportionate to the square footage of space lost by virtue of such partial taking. Tenant shall not be entitled to receive any portion of any award or awards made in connection with any total or partial taking under such power, and Tenant hereby assigns to Landlord all its right, title and interest in any damages or award or awards obtained from any condemning or like authority. Notwithstanding the foregoing, if any condemnation proceeding or deed in lieu thereof results in a termination of this Lease, Tenant shall be entitled to seek an independent award from the condemning or like authority for relocation expenses and damages resulting from business interruption, provided that such separate award is not in reduction of any award or damages to Landlord.

14. Assignment and Subletting.

    Tenant shall not assign, sublet or otherwise transfer any right or interest in the Demised Premises or building (the foregoing hereinafter collectively referred to as an "Assignment") without the prior written permission of Landlord, which permission shall not be unreasonably withheld. In the event Landlord consents to an Assignment, Tenant shall remain liable to Landlord for payment of all rent and for the performance of all of the covenants and conditions of this Lease by any assignee, subleasee or other transferee to the same extent as if no Assignment had been made. Notwithstanding the foregoing, in lieu of granting permission to Tenant for an Assignment, Landlord may enter into an independent relationship with such potential assignee, sublease, or transferee without any remaining obligation to Tenant.

15. Entry by Landlord.

    Landlord and Landlord's duly authorized agent or agents shall have the right to enter the Demised Premises, Common Areas, Building, and the Property at any reasonable time for any legitimate purpose, including, but not limited to, any of the following:

    a) To inspect or protect the Demised Premises, Common Areas, Building and the Property;

    b) To effect compliance with any law, order or regulation of any lawful authority, or with any provisions of this Lease;

    c) To make or supervise repairs, alterations or additions to the Demised Premises, Common Areas, Building, or the Property; and,

    d) To exhibit the Demised Premises, Common Areas, Building or the Property to prospective tenants, prospective purchasers or other interested persons, or to alter or otherwise prepare the Demised Premises, Common Areas, Building or the Property for re occupancy at any time after Tenant has vacated the Demised Premises or given notice of its intention to do so. It is hereby stipulated that no entry by Landlord or Landlord's agents, which is authorized by this Lease, shall constitute eviction of Tenant, nor shall it be deemed to deprive
        Tenant of its right or otherwise to alter or affect the terms of the Lease.

16. Holding Over By Tenant.

    Tenant shall not acquire any right or interest in the Demised Premises, Common Areas, Building, or the Property by remaining in possession after termination of this Lease. During any such period of holding over, Tenant shall be a Tenant At Will, subject to all the obligations imposed it by this Lease.

17. Default By Tenant.

    17.01 Events of Default.

          The happening of any one or more of the following listed events (hereinafter referred to singularly as "Event of Default" and plurality as "Events of Default") subsequent to applicable notices by Landlord (if notice is required in such an Event,) shall constitute a breach of this Lease on the part of Tenant:

          (a) The filing by, on behalf of, or against Tenant of any petition or pleading to declare Tenant bankrupt, voluntary or involuntary, under any bankruptcy law or act, including the filing of any petition on behalf of or against Tenant under the reorganization provisions of Bankruptcy Act (Including any amendment or modification made thereto), and same is not dismissed within 90 days.

          (b) The commencement in any court or tribunal of any proceeding, voluntary or involuntary, to declare Tenant insolvent or unable to pay its debts, and same is not dismissed within 90 days.

          (c) The failure of Tenant to pay any rent (or other payment considered to be additional rent) payable under this Lease when due, and same is not cured within 10 days.

          (d) The failure of Tenant fully and promptly to perform any act required of it in the performance of this Lease or otherwise to comply with any term or provision of this Lease, and same is not cured within 30 days.

          (e) The appointment by any court or under any law of a receiver, trustee or other custodian of the property, assets or business of Tenant, and same is not dismissed within 90 days.

          (f) The assignment by Tenant of all or any part of its property or assets for the benefit of creditors, and same is not dismissed within 90 days.

          (g) The levy of execution, attachment or other taking of property, assets or the leasehold interest of Tenant by process of law or otherwise in satisfaction of any judgment, debt or claim, and same is not dismissed within 90 days.

          (h) Any other default as same is defined under the terms of this Lease.

   17.02  Landlord's Elections Upon Default.

          Upon the happening of any Event of Default, and any appropriate Cure Period has passed, in no event more than thirty (30) days, Landlord, if it shall so elect,

            (a) may terminate this Lease, and if Landlord shall exercise such right of election, the same shall be effective as of the date of the Event of Default upon written notice of Landlord's election given to Tenant at any time after the date such Event of Default, or Landlord, if it shall so elect,

            (b) may terminate Tenant's right to possession or occupancy, terminating the term of the Lease.

    17.03 Tenant to Surrender Possession.

          Upon any termination of the term hereof, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession or occupancy of the Demised Premises, Tenant promptly shall surrender possession and vacate the Demised Premises, Building and the Property, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Demised Premises, Common Areas, Building and the Property in such event and with or without process of law, to repossess the Demised Premises and Building as of Landlord's former estate and to expel or remove there from any and all property, using for such purposes such force as may be necessary without being guilty of or liable for trespass, eviction or forcible entry or detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

    17.04 Termination by Landlord Without Terminating Term.

          If Landlord shall elect to terminate Tenant's right to possession only as above provided in Section 17.02, without terminating the term hereof

          Landlord, at its option, may enter into the Demised Premises and Building, remove Tenant's property and other evidences of tenancy and take and hold possession thereof without such entry and possession terminating the term hereof or otherwise releasing
          Tenant, in whole or in part, from its obligation to pay the rent and other sums herein reserved for the full term hereof. Upon and after entry into possession without termination of the term hereof, Landlord may, but need not, relet the Demised Premises or any part for the account of Tenant to any person, firm or corporation other than Tenant for such rent, at such time, and upon such terms as Landlord, in its sole discretion, shall determine. If any rent collected by Landlord upon such reletting for Tenant's account is not sufficient to pay monthly the full amount of the rent costs of any repairs, alterations or redecoration necessary upon demand, Tenant shall pay Landlord the amount of each monthly deficiency upon demand, and if the rent so collected from such reletting is more than the aforementioned costs, Landlord, at the end of the stated term hereof, shall apply any surplus to the extent thereof to the discharge of any obligation of Tenant to Landlord under the terms of this Lease. Landlord will use best efforts to secure a suitable Tenant for the Demised Premises.

18. Termination in General.

    18.01 Surrender of Demised Premises.

          Upon the termination of the Lease, Tenant covenants that it will promptly surrender the Demised Premises and other areas of the Building which it has use in as good order and condition as it was at the beginning of the term hereof, ordinary wear and tear expected.

    18.02 Survival of Obligations.

          Tenant's obligation to reimburse Landlord for Tenant's prorated share of increased taxes, sewer and water charges, electricity charges and other charges considered to be additional rent, for the period of its occupancy shall survive the expiration of this Lease.

19. Notices and Reports.

    Any notice, report, statement, approval, consent, designation, demand, or request to be given by a party under the provisions of the Lease shall be effective only when made in writing and delivered personally or mailed, certified mail, return receipt required with postage prepaid to the other party at the applicable address set forth herein. However, either party may designate a different address by giving the other party written notice of the change.

    LANDLORD:    Hans L. Lengers
                 8893 Collins Road
                 Fort Mill, SC 29715

    TENANT:      Speizman Industries, Inc.
                 508 West 5th Street
                 Charlotte, NC 28231

20. Quiet Enjoyment.

    Subject to Section 23, Landlord covenants that so long as Tenant shall not be in default under any of the terms and conditions of this Lease, that the Tenant shall peaceably and quietly hold and enjoy the Demised Premises for the term hereof and that Tenant shall have reasonable access to and from the Demised Premises.

21. Memorandum of Lease.

    This Lease shall not be recorded provided, however, that subsequent to the Commencement Date, the parties agree to execute a memorandum of this Lease setting forth the essential terms hereof suitable for recording.

22. Subordination and Non-Disturbance.

    This Lease is subject and subordinate to and may be assigned as security for any existing or future mortgage or deed of trust covering the Demised Premises, the Building or the Property, and all modifications, renewals, extensions, consolidations or replacements of any such mortgage or deed of trust. If requested, Tenant agrees to execute written documents evidencing the subordination of this Lease to any such mortgage or deed of trust or the assignment of this Lease as additional security for any such mortgage or deed of trust.

23. Estoppel Certificate.

    At any time during the term of this Lease, Tenant shall, within five business days of the date Landlord gives Tenant written notice, execute, acknowledge and deliver to Landlord, prospective purchasers of Landlord or Landlord's mortgagees a written statement certifying

(a)  Whether or not this Lease is in full force and effect,

(b) Whether or not Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if Landlord is in such default, specifying each such default. Such estoppel certificates shall contain such additional information as may, from time-to-time, be reasonably required by any of Landlord's mortgages. Landlord and Landlord's mortgages shall be entitled to rely upon any such estoppel certificates for the truth of the matters stated therein.

24. Waiver.

    No Waiver by Landlord of any term or condition hereof shall be effective unless in a signed writing and ten days shall not constitute a waiver of any succeeding breach of the same or other terms and conditions of this Lease.

25. Signs.

    Tenant shall not install or erect any signs on the Demised Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld.

26. Construction of Lease.

    This Lease shall be construed according to the laws of South Carolina. Paragraph headings relating to the contents of particular paragraphs are inserted only for the purpose of convenience and are not to be construed as parts of the particular paragraphs to which they refer. This Lease contains all of the understandings between the parties and may not be added to or modified except by written instrument signed by the parties hereto.

27. Binding Effect of Lease.

    All rights and liabilities given to or imposed upon either of the parties by this Lease shall benefit and bind their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have properly executed this Lease Agreement as of the day and year first above writing.


                                            /s/ Hans L. Lengers (SEAL)
                                            HANS L. LENGERS, LLC (LANDLORD)




                                            SPEIZMAN INDUSTRIES, INC. (TENANT)


                                            BY: /s/ Josef Sklut
                                            TITLE: VP Finance